UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

      Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

      Date of Report:      June 6, 2000




                         THE SOUTH FINANCIAL GROUP, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)




     South Carolina                 0-15083                     57-0824914
------------------------          -----------              ------------------
(State of other juris-            (Commission                 (IRS Employer
 diction of incorporation)        File Number)            Identification Number)


102 South Main Street, Greenville, South Carolina                   29601
    (Address of principal executive office                       (Zip Code)



Registrant's telephone number, including area code:  (864) 255-7900




                   The Exhibit Index appears on page 4 hereof.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
        ------------------------------------

     On June 6, 2000, The South Financial Group's merger with Anchor Financial Corporation became effective, and The South Financial Group and Anchor Financial Corporation filed articles of merger with the South Carolina Secretary of State to that effect. The South Financial Group acquired all the outstanding common shares of Anchor Financial Corporation in exchange for approximately 17,655,000 shares of The South Financial Group common stock, valued at approximately $223 million. Each share of Anchor Financial stock was exchanged for 2.175 shares of The South Financial Group common stock.

     See attached Press Release.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
        ---------------------------------

(a) Financial Statements of the Businesses Acquired. Anchor Financial Corporation's audited financial statements are incorporated by reference to its Annual Report on Form 10-K for its fiscal year ended December 31, 1999. Anchor Financial Corporation's financial statements for the quarter ended March 31, 2000 are incorporated by reference to its Form 10-Q for that quarter.

(b) Pro Forma Financial Information. The pro forma balance sheet at December 31, 1999 and the pro forma income statement for the three years ended December 31, 1999 are incorporated by reference to The South Financial Group's (under its former name, Carolina First Corporation) registration statement filed on March 16, 2000 on Form S-4, File No. 333-32590. The pro forma balance sheet at March 31, 2000 and the pro forma statement of income for the quarter ended March 31, 2000 follow.




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

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated balance sheet is based on combining the historical consolidated balance sheet for The South Financial Group at March 31, 2000 with the historical consolidated balance sheet of Anchor Financial Corporation at March 31, 2000, adjusting for the issuance of additional shares expected to be issued in the merger.

The  unaudited  pro  forma  condensed  consolidated  statement   of  income  are
presented combining the historical consolidated statement of income of The South Financial Group for the three months ended March 31, 2000 with the historical consolidated statement of income of Anchor Financial Corporation for the three months ended March 31, 2000.

The pro forma information has been presented using the pooling-of-interests method of accounting. This pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined. In addition, the pro forma information does not reflect any potential benefits from potential cost savings or synergies expected to be achieved following the merger, given the operational overlap between The South Financial Group and Anchor Financial Corporation.

The information in the following tables should be read together with the historical financial information that we have presented in our prior filings with the SEC.



            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                At March 31, 2000
                             (Dollars in thousands)



                                                           The South           Anchor                                Pro
                                                           Financial          Financial                             Forma
                                                             Group           Corporation       Adjustments         Combined
                                                             -----           -----------       -----------         --------
ASSETS
   Cash and due from banks.........................     $     107,118     $      45,555     $          -      $     152,673
   Interest-bearing bank balances..................            15,637               605                -             16,242
   Fed funds sold and resale agreements............               547            17,700                -             18,247
   Investment securities...........................           673,495           258,116                -            931,611
   Loans held for sale.............................            38,727               775                -             39,502
   Loans held for investment.......................         2,500,748           871,912                -          3,372,660
       Less unearned income........................            (4,230)             (161)               -             (4,391)
       Less allowance for loan losses..............           (25,616)          (10,246)               -            (35,862)
                                                            ---------         ---------          -------          ---------
         Net loans.................................         2,470,902           861,505                -          3,332,407
   Premises and equipment..........................            67,773            26,990                -             94,763
   Intangible assets...............................           111,869               468                -            112,337
   Other assets....................................           142,242            28,976            4,000            175,218
                                                            ---------         ---------          -------          ---------
           Total assets............................     $   3,628,310     $   1,240,690     $      4,000      $   4,873,000
                                                        =============     =============     ============      =============

LIABILITIES AND SHAREHOLDERS' EQUITY
   Liabilities
   Deposits
       Noninterest-bearing.........................     $     340,894     $     173,232     $          -      $     514,126
       Interest-bearing............................         2,266,724           826,903                -          3,093,627
                                                            ---------           -------           ------          ---------
          Total deposits...........................         2,607,618         1,000,135                -          3,607,753
   Borrowed funds..................................           580,801           138,306                -            719,107
   Other liabilities...............................            44,589            11,342           25,000             80,931
                                                            ---------         ---------           ------          ---------

          Total liabilities........................         3,233,008         1,149,783           25,000          4,407,791
                                                            ---------         ---------           ------          ---------

   Total shareholders' equity......................           395,302            90,907          (21,000)           465,209
                                                            ---------         ---------          -------          ---------


   Total liabilities and shareholders' equity......     $   3,628,310     $   1,240,690     $      4,000      $   4,873,000
                                                        =============     =============     ============      =============





See  notes  to  the  unaudited  pro  forma  condensed   consolidated   financial
information.


         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                        Three Months Ended March 31, 2000
                    (Dollars in thousands, except share data)



                                                            The South          Anchor
                                                            Financial         Financial                            Pro Forma
                                                              Group          Corporation       Adjustments          Combined
                                                              -----          -----------       -----------          --------

Interest income....................................     $      66,761     $      23,949     $           -      $      90,710
Interest expense...................................            35,256            11,035                 -             46,291
                                                               ------            ------            ------             ------
   Net interest income.............................            31,505            12,914                 -             44,419

Provision for loan losses..........................             3,395               550                 -              3,945
                                                               ------            ------            ------             ------

   Net interest income after
       provision for loan losses...................            28,110            12,364                 -             40,474

   Noninterest income..............................             9,743             3,001                 -             12,744
   Noninterest expenses............................            28,194             9,505                 -             37,699
                                                               ------            ------            ------             ------



       Income before income taxes..................             9,659             5,860                 -             15,519

   Income taxes....................................             3,091             2,026                 -              5,117
                                                               ------            ------            ------             ------

       Net income..................................     $       6,568     $       3,834     $           -      $      10,402
                                                        =============     =============     ============       =============

   Net income per common share:

       Basic.......................................     $        0.26     $        0.48     $           -      $        0.24
       Diluted.....................................              0.26              0.46                 -               0.24

   Average shares outstanding:
       Basic.......................................        25,412,082         8,061,040                 -         42,944,844
       Diluted.....................................        25,598,243         8,290,015                 -         43,629,026



See  notes  to  the  unaudited  pro  forma  condensed   consolidated   financial
information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The unaudited The South Financial Group and Anchor Financial Corporation pro forma condensed consolidated financial information is based upon the following adjustments, using the pooling of interests method of accounting. Actual amounts may differ from those reflected in the unaudited pro forma condensed consolidated financial information.

NOTE 1
The South Financial Group exchanged 2.175 shares of The South Financial Group common stock for each share of Anchor Financial Corporation common stock outstanding immediately prior to the effective time of the merger. At March 31, shares expected to be issued in connection with the merger were as follows:

Shares of Anchor Financial Corporation stock..................                 8,117,346
Exchange ratio................................................                     2.175
Shares of The South Financial Group common stock to be
issued........................................................                17,655,228

The following entry was made to the unaudited pro forma condensed consolidated balance sheet to reflect this transaction:

Common stock - Anchor Financial Corporation..............             $       54,315,000
      Common stock - The South Financial Group...........                               17,655,000
      Additional paid in capital - The South Financial
      Group..............................................                               36,660,000



NOTE 2
The South Financial Group anticipates one time merger-related charges of approximately $25 million ($21 million, net of tax effects) in connection with the merger. Employee-related and professional fees associated with the transaction (including fixed financial advisory fees as well as attorneys' and accountants' fees) are expected to represent the largest portion of the expenses and charges. The impact of these adjustments, net of tax effects, has been reflected in the unaudited pro forma condensed consolidated balance sheet as of March 31, 2000, but has not been reflected in the unaudited pro forma condensed consolidated statements of income. The following adjusting entry was made to the unaudited pro forma condensed consolidated balance sheet to reflect this transaction.


Retained earnings................................     $    21,000,000
Other assets (deferred taxes)....................           4,000,000
     Other liabilities...........................                     25,000,000


(c)  Exhibits.
     23.1 Consent of PricewaterhouseCoopers LLP
     23.2 Consent of Arthur Andersen LLP
     23.3 Consent of J.W. Hunt and Company, LLP
     23.4 Consent of Tourville, Simpson & Henderson, L.L.P.
     99.1 Press Release



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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CAROLINA FIRST CORPORATION


June 20, 2000                        By:  /s/ William S. Hummers III
                                          -----------------------------------
                                          William S. Hummers III
                                          Executive Vice President

                                  EXHIBIT INDEX
                                  -------------
EXHIBIT

      23.1  Consent of PricewaterhouseCoopers LLP.
      23.2  Consent of Arthur Andersen LLP.
      23.3  Consent of J.W. Hunt and Company, LLP
      23.4  Consent of Tourville, Simpson & Henderson, L.L.P.
      99.1  Press Release




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